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                                                          NEWS RELEASE
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ON STAGE ENTERTAINMENT, INC.
4625 W. Nevso Drive
Las Vegas, NV  89103
702-253-1333 Telephone
702-253-1122 Fax

                              FOR IMMEDIATE RELEASE

           On Stage Entertainment Announces Resignation of David Hope
                    As President and Chief Operating Officer

July 9, 1999

On Stage Entertainment, Inc. (NASDAQ: ONST, ONSTW) announced today that its President, Chief Operating Officer and Director, Daivd Hope, has resigned from these respective positions to pursue other interests. The company also announced that Mr. Hope will continue to provide certain consulting services for the company with regard to its strategic alternatives, in a part time capacity.

On Stage Entertainment, Inc. produces and markets theatrical productions and operates live theaters and dinner theaters worldwide.

This document contains certain forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include certain information relating to anticipated acquisitions, as well as other forward-looking statements that may be contained elsewhere in this document. For such statements, On Stage claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including those discussed in the various documents filed by On Stage with the Securities and Exchange Commission.

                                                                 # # #

For further information, contact:
Christopher R. Grobl, Esq.
General Counsel
On Stage Entertainment, Inc.
702-253-1333 (tel.)
702-257-2367 (fax)


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